EXHIBIT 24.1
POWER OF ATTORNEY
     The officers and directors whose signatures appear below hereby constitute Christopher A. Wolking, Jeffrey L. Knight, and Scott J. Evernham, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-3 relating to the Old National Bancorp Amended and Restated Stock Purchase and Dividend Reinvestment Plan and all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Robert G. Jones	President, Chief Executive Officer,	July 23, 2009
Robert G. Jones	and a Director (Principal Executive
Officer)

/s/ Christopher A. Wolking	Senior Executive Vice President and	July 23, 2009
Christopher A. Wolking	Chief Financial Officer (Principal
Financial Officer)

/s/ Joan M. Kissel	Senior Vice President and Corporate	July 23, 2009
Joan M. Kissel	Controller (Principal Accounting
Officer)

/s/ Joseph D. Barnette, Jr.	Director	July 23, 2009
Joseph D. Barnette, Jr.

/s/ Alan W. Braun	Director	July 23, 2009
Alan W. Braun

/s/ Larry E. Dunigan	Chairman of the Board of Directors	July 23, 2009
Larry E. Dunigan

/s/ Niel C. Ellerbrook	Director	July 23, 2009
Niel C. Ellerbrook

/s/ Andrew E. Goebel	Director	July 23, 2009
Andrew E. Goebel

/s/ Phelps L. Lambert	Director	July 23, 2009
Phelps L. Lambert

/s/ Arthur H. McElwee, Jr.	Director	July 23, 2009
Arthur H. McElwee, Jr.

/s/ Marjorie Z. Soyugenc	Director	July 23, 2009
Marjorie Z. Soyugenc

/s/ Kelly N. Stanley	Director	July 23, 2009
Kelly N. Stanley

/s/ Linda E. White	Director	July 23, 2009
Linda E. White